Exhibit 99.3

Transformation of Triller Group Begins With Appointment of CEO and Additions to the Board

NEW YORK, NY, Oct. 21, 2024 (GLOBE NEWSWIRE) -- Triller Group Inc. (Nasdaq: ILLR) (“Triller Group” or “the Company”) today announced important updates to its executive leadership team and board of directors (“Board”).

This marks the initial step in a series of forthcoming announcements as Triller Group strengthens its management lineup and kickstarts the transformation journey of the Company.

Kevin McGurn, former T-Mobile/Vevo/Hulu Senior Executive, joins as Chief Executive Officer

Triller Group proudly announces that its Board appointed Kevin McGurn as the Chief Executive Officer of the Company starting in November 2024. Mr. McGurn brings a wealth of leadership experience and industry expertise to the Company. Having most recently served in an executive role for T-Mobile’s marketing division, Mr. McGurn has a proven track record of driving hyper-growth and innovation in the media and music landscape.

As President of Sales and Distribution at Vevo, the Universal Music and Sony Music Entertainment video joint venture, Mr. McGurn led the company’s expansion as a global music television network. Previous to Vevo, Mr. McGurn served as Head of Sales at Fullscreen and Otter Media Companies building revenue businesses throughout the creator economy. As Senior Vice President of Sales at Hulu, Mr. McGurn played a pivotal role in building Hulu's sales team from the ground up, generating over half a billion dollars in advertising revenue.

Mr. McGurn’s impressive career also includes senior positions at Shazam, NBC Universal and DoubleClick, equipping him with the strategic vision and operational acumen needed to lead the Company into its next phase of growth.

“The future is bright in the world of entertainment, and I am extremely excited to join the team at Triller Group to maximize our value to Creators, Fans, and Brands.” said Mr McGurn. “Our renewed focus means Triller Group is well positioned to deliver best in class entertainment, when, where and how our fans watch it. We will continue to build from our strong roots in vertical video, music and sports, and optimise our expertise in mobile and connected television.”

James McCann, founder of 1-800-Flowers.com, joins the Board

Triller Group is delighted to announce that James McCann has joined its Board, assuming the role of Chairman of the Nominations Committee. He has over four decades of leadership experience as the founder and former Chairman and CEO of 1-800-Flowers.com, Inc., where he played a pivotal role in shaping the company’s success. As Chairman of the board of directors for Willis Towers Watson and director for Scott’s Miracle-Gro and International Game Technology PLC, he is expected to bring a depth of governance expertise to the Board of the Company.

Bobby Sarnevesht moves to the Board

Triller Corp.’s former Chief Executive Officer, Mr. Sarnevesht now sits on the Board, contributing a wealth of experience and understanding of the Company’s operations and goals. In addition, Mr. Sarnevesht’s entrepreneurial track record positions him uniquely to help guide the Company as it navigates new opportunities.

Start of the Company’s Transformation

“My fellow directors and I are thrilled to announce the first steps of our ambitious transformation plan. Kevin’s extensive experience and track record of driving growth and innovation position him uniquely to lead the Company and carry out our shared vision of a single, integrated platform that delivers for creators, brands and users while generating value for all of our stakeholders” said Bob Diamond, Chairman of the Board. “Jim will bring his unparalleled expertise in building and scaling successful businesses to the Board, combined with his deep understanding of consumer engagement, which will be invaluable as we continue to innovate and grow. Jim's visionary leadership and entrepreneurial spirit align perfectly with our mission, and we look forward to leveraging his insights to drive our strategic initiatives forward. We also look forward to Bobby’s contributions to the Board. His experience within our company positions him uniquely to help guide the Board as we implement our new transformation plan.”

In the coming weeks, the Company plans to announce further enhancements to its leadership team and capabilities. The Company expects to share detailed insights into its strategic business plan during an upcoming investor and media event scheduled for November 2024. This event is expected to highlight the Company’s future vision and immediate growth strategies. Triller Group looks forward to engaging with stakeholders as it unveils exciting developments in this new chapter of progress.

The latest press release is available on the Company’s website, please visit: www.agba.com/ir.

About Triller Group Inc.

Triller Group is a US-based company that operates two main businesses: the newly merged US-based social media operations (Triller Corp.), and the legacy operations of the Company in Hong Kong (“AGBA”).

Triller Corp. is a next generation, AI-powered, social media and live-streaming event platform for creators. Pairing music culture with sports, fashion, entertainment, and influencers through a 360-degree view of content and technology, Triller Corp. uses proprietary AI technology to push and track content virally to affiliated and non-affiliated sites and networks, enabling them to reach millions of additional users. Triller Corp. additionally owns Triller Sports, Bare-Knuckle Fighting Championship (BKFC); Amplify.ai, a leading machine-learning, AI platform; and TrillerTV, a premier global PPV, AVOD, and SVOD streaming service. For more information, visit www.triller.co.

Established in 1993, AGBA is a leading, multi-channel business platform that incorporates cutting edge machine-learning and offers a broad set of financial services and healthcare products to consumers through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business. For more information, please visit www.agba.com.

Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

Investor & Media Relations:

Bethany Lai
ir@agba.com

Anthony Silverman
ads@apellaadvisors.com